SCHEDULE 14A
                   INFORMATION REQUIRED IN PROXY STATEMENT

                          SCHEDULE 14A INFORMATION

    Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
                       Act of 1934 (Amendment No.   )

   Filed by the Registrant                      _X_
   Filed by a party other than the Registrant   ___

   Check the appropriate box:

   _X_  Preliminary Proxy Statement
   ___ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
   ___  Definitive Proxy Statement
   ___  Definitive Additional Materials
   ___  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
        240.14a-12

                                 NEWELL CO.
              ------------------------------------------------
              (Name of Registrant as Specified in Its Charter)


              ------------------------------------------------
                 (Name of Person(s) Filing Proxy Statement,
                          if other than Registrant)

   Payment of Filing Fee (Check the appropriate box):

   _X_  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1),
        14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
   ___ $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
   ___  Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
        and 0-11.
        (1) Title of each class of securities to which transaction applies:___________________________________________________
        (2)  Aggregate number of securities to which transaction applies:
             ___________________________________________________________
        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): _______________________________________
        (4)  Proposed maximum aggregate value of transaction: __________
        (5)  Total fee paid: ___________________________________________

   ___  Fee paid previously with preliminary materials.
   ___ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
        (1)  Amount Previously Paid: ___________________________________
        (2)  Form, Schedule or Registration Statement: _________________
        (3)  Filing Party: _____________________________________________
        (4)  Date Filed: _______________________________________________

                                   [LOGO]

                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           To Be Held May 10, 1995


   To the Stockholders of NEWELL CO.:

        The Annual Meeting of Stockholders of NEWELL CO. will be held on May 10, 1995 at 10:00 A.M., Central Daylight Savings Time, at the Newell Room, Highland Community College Conference Center, 2998 Pearl City Road, Freeport, Illinois, for the following purposes:

        1. To elect three directors of the Company to serve for a term of three years;

        2. To consider and vote upon an amendment to the Restated Certificate of Incorporation, as amended, of Newell Co. to increase the number of authorized shares of Common Stock from 300,000,000 to 400,000,000;

        3. To consider and vote upon the ratification of the appointment of Arthur Andersen L.L.P. as the Company's independent accountants for the year 1995; and

        4. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

        Stockholders of record at the close of business on March 13, 1995 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

        Newell Co.'s Annual Report for the year 1994 is enclosed for your convenience.

        Please sign and date the enclosed proxy card and return it promptly in the accompanying envelope (no postage required if mailed in the United States) to ensure that your shares will be represented at the Annual Meeting. If you attend the Annual Meeting, you may vote your shares in person even if you have previously submitted a proxy.

                                    By Order of the Board of Directors,

                                                [SIGNATURE]


                                             RICHARD H. WOLFF
                                                 Secretary


   March 17, 1995

                                 NEWELL CO.
                                Newell Center
                          29 East Stephenson Street
                          Freeport, Illinois 61032

                             __________________

                    PROXY STATEMENT FOR ANNUAL MEETING OF
                   STOCKHOLDERS TO BE HELD ON MAY 10, 1995

        This proxy statement and the accompanying proxy card are being furnished in connection with the solicitation of proxies by the Board of Directors of NEWELL CO., a Delaware corporation (the "Company"), from holders of the Company's outstanding shares of Common Stock, par value $1.00 per share (the "Common Stock"), for the Annual Meeting of Stockholders to be held May 10, 1995 for the purposes set forth in the accompanying notice (the "Annual Meeting"). The Company will bear the costs of soliciting proxies from its stockholders. In addition to soliciting proxies by mail, directors, officers and employees of the Company, without receiving additional compensation therefor, may solicit proxies by telephone, by telegram or in person. Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of Common Stock held of record by such persons, and the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith. The Company has engaged Morrow & Co. to assist in the solicitation of proxies in connection with the Annual Meeting and has agreed to pay such firm $8,000, plus out-of-pocket costs and expenses. This proxy statement is first being mailed to stockholders of the Company on or about March 17, 1995.


                            VOTING AT THE MEETING

        At the close of business on March 13, 1995, the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"), there were outstanding and entitled to vote approximately ___________ shares of Common Stock. All of the outstanding shares of Common Stock are entitled to vote on all matters which properly come before the Annual Meeting, and each stockholder will be entitled to one vote for each share of Common Stock held.

        Each proxy that is properly signed and received prior to the Annual Meeting will, unless revoked, be voted in accordance with the instructions on such proxy. If no instruction is indicated, the shares will be voted FOR the election of the three nominees for director listed in this proxy statement, FOR adoption of the amendment to the Restated Certificate of Incorporation, as amended, of the Company (the "Restated Certificate of Incorporation") and FOR ratification of the appointment of Arthur Andersen L.L.P. A stockholder who has given a proxy may revoke such proxy at any time before it is voted at the Annual Meeting by delivering a written notice of revocation or a duly executed proxy bearing a later date to the Secretary of the Company or by attending the meeting and voting in person.

        A quorum of stockholders is necessary to take action at the Annual Meeting. A majority of the outstanding shares of Common Stock of the Company, represented in person or by proxy, will constitute a quorum. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed for the Annual Meeting. The inspectors of election will determine whether or not a quorum is present at the Annual Meeting. The inspectors of election will treat abstentions as shares of Common Stock that are present and entitled to vote for purposes of determining the presence of a quorum. Under certain circumstances, a broker or other nominee may have discretionary authority to vote certain shares of Common Stock if instructions have not been received from the beneficial owner or other person entitled to vote. If a broker or other nominee indicates on the proxy that it does not have instructions or discretionary authority to vote certain shares of Common Stock on a particular matter, those shares will not be considered as present for purposes of determining whether a quorum is present or whether a matter has been approved.

        The three nominees for director who receive the greatest number of votes cast in person or by proxy at the Annual Meeting shall be elected directors of the Company. The vote required for adoption of the amendment to the Restated Certificate of Incorporation and for ratification of the appointment of Arthur Andersen L.L.P. as independent accountants for the year 1995 is the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting. For purposes of determining stockholder approval, abstentions will be treated as shares of Common Stock voted against adoption of the amendment to Restated Certificate of Incorporation and as shares of Common Stock voted against ratification of the appointment of Arthur Andersen L.L.P. as independent accountants for the year 1995.


                     PROPOSAL 1 -- ELECTION OF DIRECTORS

        The Company's Board of Directors is currently composed of ten directors who are divided into three classes. One class is elected each year for a three-year term. At the Annual Meeting, Messrs. Thomas A. Ferguson, Jr. and Allan P. Newell and Ms. Elizabeth Cuthbert Millett will be nominated to serve in Class II until the Annual Meeting of Stockholders to be held in 1998 and until their successors have been duly elected and qualified. Proxies will be voted, unless otherwise indicated, for the election of the three nominees for director. Proxies will be voted in a discretionary manner should any nominee be unable to serve.

        All of the nominees, except for Ms. Elizabeth Cuthbert Millett, are currently serving as directors of the Company. Mr. William R. Cuthbert, who is currently serving as a director in Class II, will retire at the Annual Meeting. Norman S. Livingston, Jr., who was serving as a director in Class II, passed away on September 27, 1994. The Board of Directors and the Company have greatly benefited from the counsel, guidance and experience of Messrs. Cuthbert and Livingston and are grateful for their contributions. Ms. Elizabeth Cuthbert Millett, the daughter of Mr. William R. Cuthbert, will be standing for election for the first time.

        The dates shown for service as a director of the Company include service as a director of the predecessor of the Company prior to July 1987. The nominees, and certain information about them and the directors serving in Class I and Class III whose terms expires in future years, are set forth below. Please note that Mr. Thomas A. Ferguson, Jr. and Mr. Daniel C. Ferguson are not related.


                        Name and Background                      Director
                        -------------------                       Since
                                                                 --------

   Nominees for Class II Directors for Term Expiring in 1998

   Thomas A. Ferguson, Jr., age 47, has been President and Chief
    Operating Officer of the Company since May 1992.  Mr.
    Ferguson was President Operating Companies of the Company
    from January 1989 through May 1992.  He was Vice
    President Controller of the Company from February 1988
    through December 1988. He is also a Director of Northwest
    Illinois Bancorp Incorporated (a bank holding company)   . .   1992
   Allan P. Newell, age 49, has been a private investor for more
    than five years  . . . . . . . . . . . . . . . . . . . . . .   1982

   Elizabeth Cuthbert Millett, age __, [BIO TO COME] . . . . . .   ----


   Class III Directors Continuing in Office -- Term Expires in
   1996

   Alton F. Doody, age 60, has been President and Chief
    Executive Officer of The Alton F. Doody Co. (a marketing
    consulting company) since 1984   . . . . . . . . . . . . . .   1976
   Daniel C. Ferguson, age 67, has been Chairman of the Board of the Company since May 1992.  Mr. Ferguson was Chief
    Executive Officer of the Company from 1966 through May 1992    1965

                        Name and Background                      Director
                        -------------------                       Since
                                                                 --------

   Henry B. Pearsall, age 60, was Chairman of the Board of
    Sanford Corporation (an office supplies manufacturer
    acquired by the Company in February 1992) from January 1988 through November 1994, and was Chief Executive Officer from
    January 1988 through February 1992.  He is a Director of
    First Colonial Bancshares Corporation (a bank holding
    company) and a Director and Chairman of the Compensation
    Committee of Swing-N-Slide Corp. (a designer, manufacturer
    and marketer of do-it-yourself wooden playground equipment)     1992


   Class I Directors Continuing in Office -- Term Expires in
   1997

   Gary H. Driggs, age 60, has been Chairman of Camelback
    Investment and Management Co. (an investment management
    firm) and Camelback Hotel Corp. (a hotel management firm)
    since August 1989.  Dr. Driggs has also been Chairman of
    Covid, Inc. (an electronic product manufacturing company)
    since July 1993.  He was President and Chief Executive
    Officer of Western Savings and Loan Association (a saving
    and loan association) from 1973 through 1989 and was a
    Director from 1981 through 1989 <1>  . . . . . . . . . . . .   1982
   Robert L. Katz, age 69, has been President of Robert L. Katz
    & Associates (consultants in corporate strategy) for more
    than five years.  For sixteen years Dr. Katz taught
    Business Policy and Organizational Behavior at the
    Stanford, Harvard and Dartmouth Graduate Schools of
    Business.  He is also a Director of Inmac Corp. (a computer
    supplies manufacturer and distribution company)  . . . . . .   1975

   John J. McDonough, age 58, has been Vice Chairman and a
    Director of Dentsply International Inc. (a manufacturer of dental and medical x-ray equipment and other dental
    instruments), formerly Gendex Corporation, since its
    founding in 1982, and was Chief Executive Officer from
    April 1982 through February 1995.  Prior thereto, Mr.
    McDonough was Senior Vice President Finance of Newell Co.
    from March 1981 through June 1983.  He is also a Director
    of Bank-One Chicago (a bank holding company), formerly
    First Community Bancorp Inc., and a Director of AMRESCO,
    Inc. (an asset management, commercial mortgage banking and
    investment income company)   . . . . . . . . . . . . . . . .   1992

                        Name and Background                      Director
                        -------------------                       Since
                                                                 --------

   William P. Sovey, age 61, has been Vice Chairman and Chief
    Executive Officer of the Company since May 1992.  Mr. Sovey was President and Chief Operating Officer of the Company
    from January 1986 through May 1992.  He was President and
    Chief Operating Officer of AMF Inc. (an industrial and
    consumer leisure products concern) from March 1982 through
    July 1985, and Executive Vice President from August 1979
    through March 1982.  He is also a Director of Acme Metals
    Co. (a fully integrated producer of steel and steel
    products)  . . . . . . . . . . . . . . . . . . . . . . . . .   1986

   _______________________________

   <1>  In December 1988, Dr. Driggs resigned as President and Chief
        Executive Officer of Western Savings and Loan. He remained a Director until March 1989. In June 1989, Western became insolvent and was taken over by the Federal Deposit Insurance Corporation. In January 1994, Dr. Driggs was named in an indictment alleging conspiracy, fraud and other charges stemming from the insolvency. Dr. Driggs, who cooperated in the Government's four year investigation of this matter, intends to plead not guilty and defend himself vigorously.


   Information Regarding Board of Directors and Committees

        The Company's Board of Directors held five meetings during 1994. The Board of Directors has an Audit Committee and an Executive
   Compensation Committee, and the Board as a whole operates as a committee to nominate directors.

        The Audit Committee, whose current members are Messrs. McDonough and Newell and Drs. Driggs and Katz, met two times in 1994. The committee's duties are to (1) review with management and the independent accountants the Company's accounting policies and practices and the adequacy of internal controls; (2) review the scope and results of the annual examination performed by the independent accountants; and (3) make recommendations to the Board of Directors regarding the appointment of the independent accountants and approval of the services performed by the independent accountants, and fees related thereto.

        The Executive Compensation Committee (the "Compensation Committee"), whose current members are Messrs. W. Cuthbert, D. Ferguson and McDonough and Dr. Katz, met four times in 1994. This committee is responsible for establishing the Company's executive officer compensation policies and for administration of such policies. See "Executive Compensation Executive Compensation Committee Report on Executive Compensation."

        The Board of Directors, acting as a nominating committee, will consider candidates for director recommended by stockholders. A stockholder who wishes to submit a candidate for consideration at the 1996 Annual Meeting must notify the Secretary of the Company in writing no later than February 9, 1996. The stockholder's written notice must include information about each proposed nominee, including name, age, business address, principal occupation, shares beneficially owned and other information required in proxy solicitations. The nomination notice must also include the nominating stockholder's name and address and the number of shares of the Common Stock beneficially owned by the stockholder. The stockholder must also furnish a statement from the candidate indicating that the candidate wishes and is able to serve as a director. These procedures, and a statement that the stockholder intends to make the nomination, are prerequisites to a stockholder nominating a candidate at the meeting under the Restated Certificate of Incorporation.


   Compensation of Directors

        Directors of the Company who are not also employees are paid a retainer (currently $1,250 per month) plus a $600 fee for each Board meeting attended and a $600 fee for each committee meeting attended. Under the terms of the Newell Co. 1993 Stock Option Plan (the "1993 Stock Option Plan"), each director of the Company is automatically granted options to purchase 5,000 shares of Common Stock every five
   (5) years. All options are granted at market value of the Common Stock on the date of the grant and become exercisable in annual cumulative installments of 20%, commencing one year from the date of grant, with full vesting occurring on the fifth anniversary date of the date of grant.

        The Company has a consulting agreement with Dr. Katz which provides that the Company will pay Dr. Katz $5,000 per month for corporate strategy consulting services plus travel expenses and other reasonable out-of-pocket costs incurred on the Company's behalf. Unless canceled prior to 90 days before its expiration, the consulting agreement is automatically renewed each year. Dr. Katz received a consulting fee of $60,000 in 1994.


                           EXECUTIVE COMPENSATION

   Summary

        The following table summarizes all annual and long-term compensation for services to the Company and its subsidiaries for the fiscal years ended December 31, 1994, 1993 and 1992 earned by or awarded or paid to the persons who were the chief executive officer and the five other most highly compensated executive officers of the Company (the "Named Officers") during 1994.

                         SUMMARY COMPENSATION TABLE

                                                                                              Long-Term
                                                           Annual Compensation               Compensation
                                                  --------------------------------------   ---------------
                                                                                                Awards
                                                                                           ---------------
                                                                                              Securities
                                                                          Other Annual        Underlying        All Other
                                                   Salary               Compensation ($)     Options (#)      Compensation
       Name and Principal Position      Year        ($)      Bonus($)         <F1>               <F2>           ($) <F3>
       ---------------------------     -----      --------   --------    ---------------   ---------------    ------------
       William P. Sovey,                1994      $600,000   $496,800     $  12,011               0            $  4,620
       Vice Chairman and                1993       550,000    415,800        14,660               0               2,750
       Chief Executive Officer          1992       531,250    497,250        13,351             15,000            4,364
       -----------------------------------------------------------------------------------------------------------------
       Thomas A. Ferguson, Jr.,         1994       440,000    364,320        11,745             11,000            4,620
       President and Chief              1993       383,333    289,800        15,477               0               4,497
       Operating Officer                1992       312,500    254,887        13,829             15,000            4,364
       -----------------------------------------------------------------------------------------------------------------
       Donald L. Krause,                1994       295,000    244,260        11,293             3,000             4,620
       Senior Vice President -          1993       280,000    211,680        12,788               0               2,688
       Corporate Controller             1992       265,000    248,040        10,115             11,500            3,975
       -----------------------------------------------------------------------------------------------------------------
       William T. Alldredge,            1994       285,000    235,980        12,350             7,000             4,620
       Vice President - Finance         1993       270,000    204,120        15,381             13,500            4,497
                                        1992       255,000    238,680        13,478               0              19,875
       -----------------------------------------------------------------------------------------------------------------
       Richard C. Dell,                 1994       245,000    143,227        11,335             2,000             4,620
       Group President                  1993       225,000    157,883        13,056             4,500             4,497
                                        1992       186,514    180,956        10,359             5,000             3,832
       -----------------------------------------------------------------------------------------------------------------
       William J. Denton,               1994       248,000    236,939        12,117             7,000             4,620
       Group President                  1993       231,999    167,782        14,373               0               4,497
                                        1992       220,000    120,208        14,876             5,500             4,364

     ___________________________________

     <F1>     The amounts shown for 1994 include costs to the Company for expenses associated with use of company cars as follows:  Mr. Sovey, $7,163; Mr. T. Ferguson, $7,537; Mr. Krause, $6,925; Mr. Alldredge,
              $7,595; Mr. Dell, $7,251; and Mr. Denton, $7,858.

     <F2>     The options awarded to the Named Officers in 1994 and 1993 were granted under the 1993 Stock Option
              Plan.  The options awarded to the Named Officers in 1992 were granted under the Newell Co. 1984
              Amended and Restated Stock Option Plan (the "1984 Option Plan").

     <F3>     The compensation reported represents Company matching contributions to the Newell Co. Long-Term
              Savings and Investment Plan (the "Newell 401(k) Plan").








   Option Grants in 1994

        The following table sets forth certain information as to options to purchase Common Stock granted to the Named Officers under the 1993 Option Plan during the fiscal year ended December 31, 1994, and the potential realizable value of each grant of options, assuming that the market price of the underlying Common Stock appreciates in value during the ten-year option term at annualized rates of 5% and 10%.

                            OPTION GRANTS  IN LAST  FISCAL  YEAR

                      Individual Grants                                                            Potential Realizable Value
                                    Number of         Percent of                                   at Assumed Annual Rates of
                                   Securities        Total Options                                 Stock Price Appreciation for
                                   Underlying         Granted to      Exercise or                  Option Term <F3>
                                 Options  Granted     Employees in    Base Price     Expiration    ----------------------------
                  Name                  (#) <F1>      a Fiscal Year    ($/Sh) <F2>      Date       5% ($)      10% ($)

       William P. Sovey                     0                 0  %       $    0            ---      $   0        $   0

       Thomas A. Ferguson, Jr.            7,000              2.56          19.875       2-7-2004      87,649      221,209
                                          4,000              1.46          19.938       5-11-2004     50,244      126,806

       Donald L. Krause                   3,000              1.09          19.938       5-11-2004     37,683       95,105

       William T. Alldredge               5,000              1.83          19.875       2-7-2004      62,607      158,007
                                          2,000              0.73          19.938       5-11-2004     25,122       63,403

       Richard C. Dell                    2,000              0.73          19.938       5-11-2004     25,122       63,403

       William J. Denton                  3,000              1.09          19.938       5-11-2004     37,683       95,105
                                          4,000              1.46          22.375       8-2-2004      56,385      142,305

     _________________________________________

     <F1>     All options granted in 1994 become exercisable in annual cumulative installments of 20%, commencing one year from date of grant, with full vesting occurring on the fifth anniversary date of the date of grant.  Vesting may be accelerated as a result of certain changes in control of the Company.

     <F2>     All options were granted at market value (the closing price of the Common Stock on the New York Stock
              Exchange as reported in the Midwest Edition of The Wall Street Journal) on the date of grant.

     <F3>     Potential realizable value is reported net of the option exercise price but before taxes associated with exercise.  These amounts assume annual compounding results in total appreciation of 63% (5% per year) and
              159% (10% per year).  Actual gains, if any, on stock option exercises and Common Stock are dependent on the future performance of the Common Stock and overall market conditions.  There can be no assurance that the amounts reflected in this table will be achieved.






   Option Exercises in 1994

        The table below sets forth certain information for fiscal year 1994 concerning the exercise of options to purchase shares of Common Stock granted under the 1984 Option Plan by each of the Named Officers and the value of unexercised options granted under the 1984 Option Plan and the 1993 Option Plan held by each of the Named Officers as of December 31, 1994.

                                                                           AGGREGATED OPTION EXERCISES IN LAST
                                          FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                                                                     Number of Securities           Value of Unexercised
                                     Shares          Value      Underlying Unexercised Options    In-the-Money Options at
                                  Acquired on      Realized         at Fiscal Year-End (#)        Fiscal Year-End ($) <F2>
                                 --------------  -------------  -----------------------------   ---------------------------
                 Name             Exercise (#)     ($) <F1>      Exercisable    Unexercisable    Exercisable   Unexercisable
       -----------------------   --------------  -------------  -------------  ---------------  -------------  -------------
       William P. Sovey                0         $     0           75,997          34,003        $ 412,732       $119,144
       Thomas A. Ferguson, Jr.       14,000       640,687.50       18,200          28,800          67,050         30,950
       Donald L. Krause                0               0           19,200          14,800          30,900         22,725
       William T. Alldredge            0               0            5,500          27,600          24,750         105,175
       Richard C. Dell                 0               0            9,400          15,200          35,663         15,175
       William J. Denton               0               0           11,200          14,000          44,325         13,813


     _____________________________________________

     <F1>     Represents the difference between the average of the high and low prices of the Common Stock on the New York
              Stock Exchange as reported in the Midwest Edition of The Wall Street Journal on the date of exercise and the option exercise price.

     <F2>     Represents the difference between $21.00 (the average of the high and low prices of the Common Stock on the
              New York Stock Exchange as reported in the Midwest Edition of The Wall Street Journal on December 31, 1994)
              and the option exercise price.


   Pension and Retirement Plans

         The Pension Plan Table set forth below shows total estimated annual benefits payable upon retirement (based on the benefit formulas in effect and calculated on a straight life annuity basis, as described below) to persons covered under the non-contributory defined benefit pension plan for salaried and clerical employees (the "Pension Plan") and the Supplemental Retirement Plan established in 1982 (the "Supplemental Retirement Plan"), including the Named Officers, in specified compensation and years of credited service classifications, assuming employment until age 65 and that Social Security benefits remain at the current level.

                             PENSION PLAN TABLE

                                                  Years of service

                                                                               25 or
          Remuneration           5           10          15          20         more

     $   200,000 . . . . .     $ 12,412    $ 39,212    $ 66,012    $ 92,812    $119,612
         300,000 . . . . .       25,812      66,012     106,212     146,412     186,612

         400,000 . . . . .       39,212      92,812     146,412     200,012     253,612
         500,000 . . . . .       52,612     119,612     186,612     253,612     320,612

         600,000 . . . . .       66,012     146,412     226,812     307,212     387,612

         700,000 . . . . .       79,412     173,212     267,012     360,812     454,612
         800,000 . . . . .       92,812     200,012     307,212     414,412     521,612

         900,000 . . . . .      106,212     226,812     347,412     468,012     588,612
       1,000,000 . . . . .      119,612     253,612     387,612     521,612     655,612

       1,100,000 . . . . .      133,012     280,412     427,812     575,212     722,612

       1,200,000 . . . . .      146,412     307,212     468,012     628,812     789,612
       1,300,000 . . . . .      159,812     334,012     508,212     682,412     856,612

       1,400,000 . . . . .      173,212     360,812     548,412     736,012     923,612

          The Pension Plan covers full-time salaried and clerical employees of the Company and its subsidiaries who have completed one year of service. A participant is eligible for normal retirement benefits under the Pension Plan if his or her employment terminates at or after age 65, or, if he or she joined the Pension Plan after age 60, if his or her employment terminates after he or she has been covered by the Pension Plan for five years. For service years prior to 1982, benefits accrued on a straight life annuity basis, using a formula that takes into account the five highest consecutive years of compensation in the ten years before retirement, actual years of service and actual years of service less than possible years of service, reduced by a portion of expected primary social security payments. For service years from and after 1982 and before 1989, benefits accumulated at the rate of 1.1% of compensation for each year plus 1.2% of compensation in excess of $25,000. For service years from and after 1989, benefits accumulate at the rate of 1.37% of compensation not in excess of $25,000 for each year plus 1.85% of compensation in excess of $25,000. Under the Pension Plan, compensation includes salary or wages (unreduced for amounts deferred pursuant to the Company's Long-Term Savings Plan and Investment Plan), the first $3,000 in bonuses and 100% of commissions, but excludes Bonuses included in the Summary Compensation Table above. If a participant has completed 15 years of service, upon attainment of age 60, the Pension Plan also provides for an early retirement benefit equal to the benefits described above, reduced by .05% for each month the benefits commence before the participant is eligible for normal retirement benefits.

        In 1982, the Supplemental Retirement Plan was established, funded by cost recovery life insurance, which covers 64 current officers and key executives, including the Named Officers. The Supplemental Retirement Plan adds to retirement benefits under the Pension Plan so that at age 65, a covered employee receives a maximum aggregate pension equal of 67% of his or her average compensation for the five consecutive years in which it was highest (multiplied by a fraction, the numerator of which is the participant's credited service (not to exceed twenty-five (25)) and the denominator of which is twenty-five
   (25)). The benefit is reduced by primary Social Security. Both the Pension Plan and the Supplemental Retirement Plan provide a death benefit for surviving spouses and dependent children. The Supplemental Retirement Plan also provides for an early retirement benefit upon attainment of age 60 equal to the benefits described above, reduced by .05% for each month the benefits commence before age 65.

        In 1994, Mr. Sovey had 9 years of credited service, Mr. T. Ferguson had 22 years, Mr. Krause had 21 years, Mr. Alldredge had 11 years, Mr. Dell had 20 years and Mr. Denton had 18 years.

   Employment Security Agreements

        The Company has entered into Employment Security Agreements ("Agreements") with the Named Officers which provide for the continuation of salary, bonus and certain employee benefits for a period (the "Severance Period") of twenty-four months (but not beyond age 65) following the termination of employment of the Named Officer within twelve months (but prior to age 65) after certain changes in control of the Company. In the event of such termination of employment, the Named Officer will continue to receive his base salary and bonus (based upon his average bonus for the three full fiscal years preceding the change in control) during the Severance Period. The Named Officer also will receive all benefits accrued under the incentive and retirement plans of the Company to the date of termination of employment and will be given service credit for all purposes of these plans during the Severance Period. All options held by the Named Officer with respect to Common Stock will become immediately exercisable upon the date of termination of employment and remain exercisable for a period of 90 days thereafter.

        During the Severance Period, the Named Officer and his spouse will continue to be covered by all welfare plans of the Company, and the Company will continue to reimburse the Named Officer for automobile expenses, but the amount of any benefits or reimbursement the Named Officer or his spouse receives will be reduced by the amounts received from another employer or from any other source. If the Named Officer dies during the Severance Period, all amounts payable during the remainder of the Severance Period shall be paid to his surviving spouse, and his spouse will continue to be covered under all applicable welfare plans. No amounts are payable if the employment of the Named Officer is terminated by the Company for Good Cause (as defined in the Agreements) or if the Named Officer voluntarily terminates his employment without Good Reason (as defined in the Agreements).


   EXECUTIVE COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Compensation Committee has furnished the following report on executive compensation to the stockholders of the Company.

        COMPENSATION PROCEDURES AND POLICIES. The Compensation Committee determines the compensation of all of the executive officers of the Company, including the Named Officers and the one other executive officer of the Company. All decisions by the Compensation Committee relating to the compensation of the Company's executive officers, other than decisions relating to stock options, are reviewed and approved by the full Board of Directors.

        The Company's executive compensation philosophy and specific compensation plans tie a significant portion of executive compensation to the Company's success in meeting specified profit and growth and performance goals and to appreciation in the Company's stock price. The Company's compensation objectives include attracting and retaining the best possible executive talent, motivating executive officers to achieve the Company's performance objectives, rewarding individual performance and contributions, and linking executive and stockholder interests through equity based plans.

        The Company's executive compensation consists of three key components: base salary, annual incentive compensation and stock options, each of which is intended to complement the others and, taken together, to satisfy the Company's compensation objectives. The Compensation Committee's policies with respect to each of the three components, including the bases for the compensation awarded to Mr. Sovey, the Company's Chief Executive Officer, are discussed below.

        The Compensation Committee is currently studying the possible limitations on the deductibility of executive compensation under
   Section 162(m) of the Internal Revenue Code. The regulations proposed by the Internal Revenue Service interpreting the provisions of Section 162(m) provide that stock option plans that comply with the requirements of Rule 16b-3, like the Company's 1993 Option Plan, need not comply with the requirements of Section 162(m) until 1997. As a result, the Compensation Committee does not anticipate any impact as a result of the $1 million cap on deductible executive compensation in 1995. The Compensation Committee will review in the future whether there is any impact on the Company's compensation policies and practices.

        BASE SALARY. In the early part of each fiscal year, the Compensation Committee reviews the recommendation of the Chairman of the Compensation Committee with regard to the base salary of Mr. Sovey, the recommendation of Mr. Sovey with regard to the base salary of Mr. T. Ferguson, and the recommendations of Mr. T. Ferguson with regard to all other executive officers of the Company and approves, with any modifications it deems appropriate, annual base salaries for each of the executive officers.

        Recommended base salaries of the executive officers are based upon the base salary ranges established annually by the personnel relations department of the Company. National survey data available to the personnel relations department regarding salaries of those persons holding comparable positions at comparably sized nondurable consumer goods companies is reviewed by the department to establish base salary ranges. The nondurable consumer goods companies are not the companies which make up the Dow Jones Consumer, Non-Cyclical Industry Group Index in the Common Stock Price Performance Graph included in this Proxy Statement. The base salary range is based upon the midpoint of the comparative compensation group, plus or minus twenty-five percent. The base salary of each of the executive officers are established in relation to the midpoint of the base salary ranges based upon an evaluation of the individual performance of the executive officer, including satisfaction of such officer's annual objectives. The base salary of the Chief Executive
   Officer is also established in relation to the midpoint of his base salary range, based on achievement of the Company's annual goals relating to earnings per share, sales growth and return on investment and on an evaluation of the individual performance of the Chief Executive Officer. The base salaries paid in 1994 to each of the executive officers, including the Chief Executive Officer, were within the range established by the personnel relations department.

        The base salary of Mr. Sovey was reviewed at the February 1994 meeting of the Compensation Committee. In setting Mr. Sovey's salary for 1994, the Compensation Committee considered that the Company's annual goals relating to earnings per share, sales growth and return on investment were met in 1993. In evaluating Mr. Sovey's performance, the Compensation Committee primarily considered these
   goals.    In consideration of these factors and in
   recognition of the fact that Mr. Sovey had not received an increase in base salary since mid-year 1992, the Compensation Committee approved an increase in Mr. Sovey's base salary of $50,000, approximately 9%, for 1994.

        ANNUAL INCENTIVE COMPENSATION. The Company's executive officers (other than the Group Presidents) are entitled to participate in an incentive bonus plan which provides for the payment of cash bonuses based on the Company's return on investment (the "ROI Plan"). Awards are made under the ROI Plan if the Company's annual after-tax return on beginning of the year stockholders equity exceeded 11% and are determined by multiplying each executive officer's base salary by percentages established in the ROI Plan reflecting the actual return achieved.

        The annual after-tax return on beginning of the year stockholder's equity for 1994 was 20%. Based on these results, Mr. Sovey was awarded a bonus of $496,800 for 1994.

        The Group Presidents are entitled to participate in an incentive bonus plan which provides for the payment of cash bonuses based on return on assets used in, and sales growth by, the divisions for which the Group President is responsible (the "ROA Plan"). Awards are made under the ROA Plan if the return on assets used during the year in the divisions for which the Group President is responsible exceeded 10% on a pre-tax basis and sales growth exceeds 1%, and are determined by multiplying each Group President's base salary by percentages established in the ROA Plan reflecting the actual results achieved. Actual return on assets and sales growth in 1994 exceeded the goals established for payment of a bonus in the divisions for which each of the Group Presidents was responsible. Accordingly, each of the Group Presidents was awarded a bonus for 1994, as reported in the Summary Compensation Table.

        STOCK OPTIONS. The Company's executive officers are also entitled to participate in the 1993 Option Plan. Under the 1993 Option Plan, incentive stock options and nonqualified stock options to purchase Common Stock of the Company may be granted at prices not less than fair market value of the Common Stock at the date of grant. Options granted under the 1993 Option Plan become exercisable in annual cumulative installments of 20% of the number of options granted over a five-year period and have a maximum term of ten years. The Compensation Committee has adopted a formula, which takes into account outstanding options, for determining, on a quarterly basis, whether an executive officer of the Company should be awarded an option. The grant of options is considered if the option exercise price of the options held by an executive officer for five years or more is less than a variable multiple of the executive officer's base salary. The Compensation Committee also has the discretion, in circumstances such as a promotion, to grant options otherwise than in accordance with the formula. Based upon the formula, Mr. Sovey did not receive any options in 1994.

        This report is submitted on behalf of the Compensation Committee:

                                      Daniel C. Ferguson, Chairman
                                      William R. Cuthbert
                                      Robert L. Katz
                                      John J. McDonough


                 EXECUTIVE COMPENSATION COMMITTEE INTERLOCKS
                          AND INSIDER PARTICIPATION

        The current members of the Compensation Committee are Messrs. W. Cuthbert, D. Ferguson, McDonough and Dr. Katz. Daniel C. Ferguson, Chairman of the Board of Directors of the Company and Chairman of the Compensation Committee, and John J. McDonough, a Director of the Company and member of the Compensation Committee, are former employees of the Company.

                          CERTAIN BENEFICIAL OWNERS

        The Company does not know of any person who is the beneficial owner of more than five percent of the outstanding Common Stock.

        The following table sets forth information as to the beneficial ownership of each director, each nominee for director, and each Named Officer, individually, and all directors and executive officers of the Company, as a group, of shares of Common Stock.

                                                                Common Stock Beneficially Owned on February 13, 1995
                                                                           Number of                    Percent of Class
                   Name of Beneficial Owner                                 Shares                        Outstanding

       William R. Cuthbert . . . . . . . . . . . . . . .                    1,632,200 <F1><F2>                1.03%
       Alton F. Doody  . . . . . . . . . . . . . . . . .                       62,000 <F1>                     .04
       Gary H. Driggs  . . . . . . . . . . . . . . . . .                       32,000 <F1>                     .02

       Daniel C. Ferguson  . . . . . . . . . . . . . . .                    3,244,432 <F1><F3>                2.05
       Thomas A. Ferguson, Jr. . . . . . . . . . . . . .                      156,506 <F1><F4><F5>             .09
       Robert L. Katz  . . . . . . . . . . . . . . . . .                      167,124 <F1><F6>                 .10
       John J. McDonough . . . . . . . . . . . . . . . .                       24,280 <F1><F7>                 .01

       Elizabeth Cuthbert Millett  . . . . . . . . . . .                      165,946 <F8>                     .10
       Allan P. Newell . . . . . . . . . . . . . . . . .                    2,334,986 <F1><F9>                1.47
       Henry B. Pearsall . . . . . . . . . . . . . . . .                    1,026,564 <F1><F10>                .65

       William P. Sovey  . . . . . . . . . . . . . . . .                      419,301 <F1><F4>                 .26
       William T. Alldredge  . . . . . . . . . . . . . .                      204,491 <F4><F11>                .12
       Richard C. Dell . . . . . . . . . . . . . . . . .                       76,015 <F1><F4><F12>            .05

       William J. Denton . . . . . . . . . . . . . . . .                       70,942 <F1><F4>                 .05
       Donald L. Krause  . . . . . . . . . . . . . . . .                      404,413 <F1><F13>                .25
       All directors and executive officers
       as a group (15 persons) . . . . . . . . . . . . .                   10,246,260                         6.49


                                    -17-




     ---------------------------------

     (1)      Includes shares issuable pursuant to stock options exercisable within 60 days of March 13, 1995 as follows:
              Mr. Cuthbert, 4,000 shares; Mr. Doody, 4,000 shares; Dr. Driggs, 8,000 shares; Mr. D. Ferguson, 5,600 shares;
              Mr. T. Ferguson, 18,200 shares; Dr. Katz, 8,000 shares; Mr. McDonough, 4,000 shares; Mr. Newell, 8,000 shares; Mr. Pearsall,  2,000 shares; Mr. Sovey, 76,000 shares; Mr. Alldredge, 6,400 shares; Mr. Dell, 9,400 shares; Mr. Denton, 8,000 shares; and Mr. Krause, 16,800 shares.

     (2)      Includes 103,760 shares beneficially owned of record by Mrs. Cuthbert, 494,880 shares held in trusts of which
              Mr. Cuthbert is co-trustee and over which he has shared investment and voting power and 451,800 shares held in trust of which Mr. Cuthbert is trustee and beneficiary.

     (3)      Includes 3,400 shares beneficially owned of record by Mrs. D. Ferguson, 40,000 shares held in a charitable trust of which Mr. D. Ferguson is trustee, 694,384 shares held in trust of which Mr. D. Ferguson is beneficiary and 1,037,368 shares held by a partnership of which Mr. D. Ferguson is managing partner.

     (4)      Includes shares owned through the Newell 401(k) Plan as follows:  Mr. T. Ferguson, 5,106 shares; Mr. Sovey,
              4,996 shares; Mr. Alldredge, 1,407 shares; Mr. Dell, 4,415 shares; and Mr. Denton, 2,542 shares.

     (5)      Includes 133,000 shares over which Mr. T. Ferguson has shared investment and voting power and 200 shares beneficially owned of record by Timothy S. Ferguson, Mr. T. Ferguson's son.

     (6)      Includes 64,324 shares held in trust of which Dr. Katz is beneficiary and over which he has sole investment and voting power.

     (7)      Includes 100 shares held in Mrs. McDonough's individual retirement account, but excludes 7,000 shares held in trust for relatives of Mr. McDonough of which Mr. McDonough is co-trustee and with respect to which he disclaims beneficial ownership.

     (8)      [To come.]

     (9)      Includes 24,000 shares held in trust of which Mr. Newell is co-trustee and beneficiary and over which he has shared investment and voting power and 2,144 shares beneficially owned of record by Mrs. A. Newell.

     (10)     Includes 260,000 shares held in a charitable trust of which Mr. Pearsall is trustee.

     (11)     Includes 50,764 shares owned of record by Mrs. W. Alldredge.

     (12)     Includes 24,000 shares over which Mr. Dell has shared investment and voting power.

     (13)     Includes 12,000 shares over which Mr. Krause has shared investment and voting power and 6,813 shares held in trusts of which Mr. Krause is custodian or trustee.

                    COMMON STOCK PRICE PERFORMANCE GRAPH

        The following Common Stock price performance graph compares the yearly change in the Company's cumulative total stockholder returns on its Common Stock during the years 1990 through 1994, with the cumulative total return of the Standard & Poor's 500 Index and the Dow Jones Consumer, Non-Cyclical Industry Group Index, assuming the investment of $100 on December 31, 1989 and the reinvestment of dividends (rounded to the nearest dollar).


                    CUMULATIVE TOTAL STOCKHOLDER RETURNS


                            December 31,
                                      1989         1990    1991    1992    1993   1994


    Newell                           $ 100         $ 114   $ 214   $ 193  $ 195   $ 206

    DJ Consumer, Non Cyclical          100           116     172     165    158     176

    S&P 500 Index                      100            97     126     135    148     146

               PROPOSAL 2 -- AMENDMENT TO RESTATED CERTIFICATE OF
              INCORPORATION TO INCREASE AUTHORIZED COMMON STOCK

        The Board of Directors has unanimously approved, and recommends that stockholders adopt, an amendment to Article FOURTH of the Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 300 million to 400 million. If the proposed amendment is adopted, the first sentence of Article FOURTH would be amended to read as follows:

             FOURTH: The total number of shares which the Corporation shall have authority to issue is 410,000,000, consisting of 400,000,000 shares of
             Common Stock of the par value of $1.00 per share and 10,000,000 shares of Preferred Stock, consisting of 10,000 shares without par value and 9,990,000 shares of the par value of $1.00 per share.

        The Company currently is authorized to issue 300 million shares of Common Stock, of which _______________ shares of Common Stock were issued and outstanding as of March ___, 1995. In addition, as of March ___, 1995, the Company had _________________ shares of Common Stock reserved for issuance under the Company's stock option plans and _____________ shares of Common Stock were held in its treasury, leaving ______________________ shares of authorized Common Stock available for issuance. Adoption of the proposed amendment would increase the number of shares of Common Stock available for issuance to _________________.

        The additional shares of Common Stock for which authorization is sought would be part of the existing class of Common Stock and, if and when issued, would have the same rights and privileges as the shares of Common Stock presently outstanding. Holders of the Company's Common Stock do not have preemptive rights to subscribe for and purchase any new or additional issue of Common Stock or securities convertible into Common Stock.

        The Board of Directors believes that the increase in the number of authorized shares of Common Stock is in the best interests of the Company and its stockholders. The purpose of increasing the number of authorized shares of Common Stock is to have shares available for issuance for such corporate purposes as the Board of Directors may determine in its discretion, including, without limitation, future acquisitions, investment opportunities, stock splits, stock dividends or other distributions, conversion of convertible securities, future financings and other corporate purposes. Except for certain employee benefit plans, certain stock option plans, a dividend reinvestment plan and the share purchase rights plan (the "Rights Plan") discussed below, the Company has no agreements or understandings regarding the issuance of additional shares of Common Stock.

        Under the provisions of the Delaware General Corporation Law, a board of directors generally may issue authorized but unissued shares of common stock without stockholder approval. A substantial number of authorized but unissued shares of Common Stock not reserved for specific purposes will allow the Company to take prompt action with respect to corporate opportunities that develop, without the delay and expense of convening a special meeting of stockholders. The issuance of additional shares of Common Stock may, depending upon the circumstances under which such shares are issued, reduce stockholders' equity per share and may reduce the percentage of ownership of Common Stock of existing stockholders. It is not the present intention of the Board of Directors to seek stockholder approval prior to any issuance of additional shares of Common Stock unless required by law or the rules of the New York Stock Exchange, the Chicago Stock Exchange or any other stock exchanges on which the Common Stock may be listed. The New York Stock Exchange currently requires stockholder approval as a prerequisite to listing shares in several instances, including acquisition transactions where the present or potential issuance of shares could result in an increase in the number of shares of Common Stock outstanding by 20% or more.

        Although the Company currently has no reason to believe that a takeover attempt is likely to occur, increasing the number of authorized shares of Common Stock may provide the Company with the means of discouraging any such attempt. Such additional shares of Common Stock could be used in the future, through private sales to purchasers allied with management or otherwise, to dilute the stock ownership of persons seeking to obtain control of the Company, thus making less likely a change in control of the Company, whether or not favored by a majority of unaffiliated stockholders, with the possible effect of deterring an offer for the Company at a substantial premium over the current market price of the Common Stock. The Company has no present intention to issue securities for any such purpose. The Restated Certificate of Incorporation also contains a provision authorizing the issuance of up to 10 million shares of Preferred Stock with such rights, preferences and limitations as determined by the Board. Such shares of Preferred Stock could be issued by the Board in one or more transactions with terms which might make the acquisition of a controlling interest in the Company more difficult or costly. However, the Board has a policy of seeking stockholder approval prior to designating any future series of Preferred Stock with a vote or convertible into stock having a vote in excess of 13% of the vote represented by all voting stock immediately subsequent to such issuance, except for the purpose of (i) raising capital in the ordinary course of business or (ii) making acquisitions, the primary purpose of which is not to effect a change in voting power.

        The Company has adopted a Rights Plan which provides stockholders with rights to purchase shares of Common Stock of the Company (or of an acquiring company) at half of the market price under certain circumstances involving a potential change in control of the Company that has not been approved by the Board. The Rights Plan is intended as a means to protect the value of the stockholders' investment in the Company, while preserving the possibility of a fair acquisition bid. In addition, the Delaware General Corporate Law provides, among other things, that any beneficial owner of more than 15% of the Company's voting stock is prohibited, without the prior approval of the Board, from entering into any business combination with a company for three years from the date such 15% ownership interest is acquired. Additionally, the "fair price provisions" of the Restated Certificate of Incorporation require that certain proposed business combinations between the Company and an "interested party" (a beneficial owner of 5% or more of the voting shares of the Company) must be approved by the holders of 75% of the voting shares, unless certain fair price and procedural requirements are met or the business combination is approved by the directors of the Company who are not affiliated with the interested party. A vote of the holders of 75% of the Company's outstanding voting stock is required to amend the fair price provisions of the Restated Certificate of Incorporation.

        The Company's Restated Certificate of Incorporation and By-Laws contain certain other provisions which may be viewed as having an antitakeover effect. The Restated Certificate of Incorporation classifies the Board into three classes and provides that vacancies on the Board of Directors are to be filled by a majority vote of directors and that directors so chosen shall hold office until the end of the full term of the class in which the vacancy occurred. A vote of the holders of 75% of the Company's outstanding voting stock is required to amend these provisions. Under the Delaware General Corporation Law, directors of the Company may only be removed for cause. The Restated Certificate of Incorporation and the By-Laws also contain provisions that may reduce surprise and disruptive tactics at stockholders' meetings. The Restated Certificate of Incorporation provides that no action may be taken by stockholders except at an annual or special meeting, and does not permit stockholders to directly call a special meeting of stockholders. A stockholder must give written notice to the Company of an intention to nominate a director for election at an annual meeting 90 days prior to the anniversary date of the immediately preceding annual meeting. See "Information Regarding Board of Directors and Committees." Each of these provisions tends to make a change in control of the Board of Directors more difficult or time consuming. The proposed amendment to the Restated Certificate of Incorporation is not being recommended for the purpose of deterring a possible change in control of the Company or in response to any specific effort of which the Company is aware to obtain control of the Company, nor does the Board of Directors currently intend to propose to shareholders any amendments which may have the effect of discouraging takeover attempts.

        The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required to approve the amendment to the Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock of the Company.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ADOPTION OF THE AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK FROM 300,000,000 TO 400,000,000.

            PROPOSAL 3 -- APPOINTMENT OF INDEPENDENT ACCOUNTANTS

        Subject to ratification by the stockholders, the Board of Directors has reappointed Arthur Andersen L.L.P. as independent accountants to audit the consolidated financial statements of the Company for the year 1995. The Board of Directors recommends a vote in favor of ratification of the appointment. If the stockholders should fail to ratify the appointment of the independent accountants, the Board of Directors would reconsider the appointment.

        It is expected that representatives of Arthur Andersen L.L.P. will be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to answer appropriate questions.


           COMPLIANCE WITH FORMS 3, 4 AND 5 REPORTING REQUIREMENTS

        Based solely upon its review of Forms 3, 4 and 5 and any amendments thereto furnished to the Company pursuant to Section 16 of the Securities Exchange Act of 1934, as amended, all of such Forms were filed on a timely basis by reporting persons.


                STOCKHOLDER PROPOSALS FOR 1996 ANNUAL MEETING

        To be considered for inclusion in next year's proxy materials, stockholder proposals to be presented at of Company's 1996 Annual Meeting must be in writing and be received by the Company no later than November 17, 1995.

                               OTHER BUSINESS

        The Board of Directors does not know of any business to be brought before the Annual Meeting other than the matters described in the Notice of Annual Meeting. However, if any other matters are properly presented for action, it is the intention of each person named in the accompanying proxy to vote said proxy in accordance with his judgment on such matters.

                                            By Order of the Board of
                                                   Directors,

                                                RICHARD H. WOLFF
                                                   Secretary
   March 17, 1994


        A COPY OF THE COMPANY'S 1994 ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K WILL BE FURNISHED TO STOCKHOLDERS FREE OF CHARGE UPON WRITTEN REQUEST TO THE OFFICE OF THE VICE
   PRESIDENT-FINANCE OF THE COMPANY.

                                  APPENDIX


        Form of proxy card for holders of Common Stock of the Company

                                    PROXY
                                    -----

                                 NEWELL CO.
                  Proxy Solicited by the Board of Directors
                       for Annual Meeting May 10, 1995

   The undersigned hereby appoints William P. Sovey and William T. Alldredge, and each of them, as proxies, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote at the Annual Meeting of Stockholders of NEWELL CO. to be held on May 10, 1995, and at any adjournments thereof, on all matters coming before said meeting.

        (1)  Election of Directors.
             Nominees: Thomas A. Ferguson, Jr., Allan P. Newell and Elizabeth Cuthbert Millett

        (2) Adoption of an amendment to the Restated Certificate of Incorporation, as amended, of Newell Co. to increase the number of authorized shares of Common Stock from 300,000,000 to 400,000,000.

        (3) Ratification of the appointment of Arthur Andersen L.L.P. as independent accountants for the year 1995.

        (4) In their discretion, upon such other matters as may properly come before this Annual Meeting.

   You are encouraged to specify your choices by     /////////////////
   marking the appropriate boxes, SEE REVERSE SIDE,  /               /
   but you need not mark any boxes if you wish to    /  SEE REVERSE  /
   vote in accordance with the Board of Directors    /     SIDE      /
   recommendations.  Your shares cannot be voted     /               /
   unless you sign and return this card.             /////////////////

    X   Please mark
   ___  your votes as
        in this example.

   When this Proxy is properly executed,, the shares to which it relates will be voted in the manner directed herein. If no direction is made, the shares will be voted FOR election of directors and FOR proposals 2 and 3.

     The Board of Directors recommends a vote FOR election of directors and FOR proposals 2 and 3.
     --------------------------------------------------------------------------------------------------------------------
                                        FOR     WITHHOLD         For, except withhold vote from the following nominee(s)

     1.       Election of Directors    _____      _____          __________________________________________________________

     2.       Adoption of amendment to Restated Certificate of                    FOR              AGAINST          ABSTAIN
              Incorporation relating to increase in number of
              authorized shares of Common Stock.  (see reverse)                   _____             _____            _____

     3.       Ratification of independent accountants.                            FOR              AGAINST          ABSTAIN

                                                                                  _____             _____            _____


     SIGNATURE(S)__________________________DATE________________________
     NOTE:    Please sign exactly as name appears hereon.  Joint owners           The signer hereby revokes all proxies
              should each sign.  When signing as attorney, executor,              heretofore given by the signer to vote at
              administrator, trustee or guardian, please give full                said meeting or any adjournments thereof.
              title as such.
     --------------------------------------------------------------------------------------------------------------------
                                                       FOLD AND DETACH HERE

                                         [Map setting forth location of Annual Meeting.]